Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Oct 31, 2002
Payment Date	Nov 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.800000%
Accrual end date, accrual beginning date and days in Interest Period	Nov 15, 2002	Oct 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	145,732,850	30,840,757	36,448,168	23,831,494	19,625,936	23,891,315
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.980000%	2.090000%	2.200000%	2.450000%	2.800000%
Interest/Yield Payable on the Principal Balance	248,475	55,505	69,049	50,278	47,320
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	248,475	55,505	69,049	50,278	47,320
Interest/Yield Paid	248,475	55,505	69,049	50,278	47,320

Summary

Beginning Security Balance	145,732,850	30,840,757	36,448,168	23,831,494	19,625,936	23,891,315
Beginning Adjusted Balance	145,732,850	30,840,757	36,448,168	23,831,494	19,625,936
Principal Paid	3,826,766	809,807	957,044	625,760	515,331	685,580
Ending Security Balance	141,906,084	30,030,951	35,491,124	23,205,735	19,110,605	23,264,145
Ending Adjusted Balance	141,906,084	30,030,951	35,491,124	23,205,735	19,110,605
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	141,964,495	30,030,951	35,491,124	23,205,735	19,110,605
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,757,660
Ending OC Amount as Holdback Amount						5,682,935
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2724501	$1.1563500	$0.7672114	$0.8820672	$1.1266740
Principal Paid per $1000	$4.1960156	$16.8709694	$10.6338230	$10.9782384	$12.2697960